E-195
Exhibit No. 13
IBF VI - Guaranteed Income Fund
Form SB-2

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM T-1

                    STATEMENT OF ELIGIBILITY

              UNDER THE TRUST INDENTURE ACT OF 1939

          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                         _______________

           CONTINENTAL STOCK TRANSFER & TRUST COMPANY
       (Exact name of trustee as specified in its charter)

New York                                           13-2780552
(State of Incorporation if not a national       (I.R.S. employer
bank)                                            identification
                                                    number)


2 Broadway, New York, New York                       10004
(Address of principal executive offices)           (Zip Code)


                          Jesse R. Meer
                      120 West 45th Street
                    New York, New York  10036
                         (212) 704-0100
    (Name, address and telephone number of agent for service)
                         _______________

                 IBF VI - GUARANTEED INCOME FUND
       (Exact name of obligor as specified in its charter)



     Delaware                                      52-2139510
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                   identification
                                                    number)

1733 Connecticut Avenue, N.W.
Washington, DC                                       20009
(Address of Principal Executive Offices)           (Zip Code)

         Class A 10% INCOME PARTICIPATING NOTES DUE 2005
                 (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervision authority to which it is subject.

               Banking Department of the State of New York, 2
               Rector Street, New York, New York  10006

          (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is so authorized.

Item 2.   Affiliations  with the Obligor.  If the obligor  is  an
          affiliate   of   the   trustee,  describe   each   such
          affiliation.

               No such affiliation exists with the trustee.

Note:      Items  3  through  and including 15  are  omitted,  in
     accordance with General Instruction B., based upon the obligor's representation that it is not in default under other Indentures under which Continental Stock Transfer & Trust Company is the Trustee.

Item 16. List of Exhibits. The following exhibits to this Statement of Eligibility and Qualification, other than Exhibits 7 which is being filed herewith, were filed as exhibits to the Statements of Eligibility and
          Qualification on Form T-1 that accompanied the registration statements of the named obligors in the S.E.C. files specified. Such exhibits are hereby incorporated by reference to such filings.

          1(a).     Amended organization certificate of the
               trustee.  Trans-Lux Corporation, S.E.C. File No.
               33-1695.

          1(b).     Certificate of amendment, dated May 14, 1986,
               of the trustee's organization certificate.
               Howtek, Inc., S.E.C. File No. 33-8971.

          2. Certificate of authority of the Banking Department of New York. Trans-Lux Corporation, S.E.C. File
               No. 33-1695.

          3. Certificate of amendment, dated December 19, 1984, of the trustee's organization certificate. Trans-
               Lux Corporation, S.E.C. File No. 33-1695.

          4.   By-laws of the trustee.  Trans-Lux Corporation,
               S.E.C. File No. 33-1695.

          5.   Not applicable.

          6.   Consent of the trustee as required by Section
               321(b) of the Act.  Trans-Lux Corporation, S.E.C.
               File No. 33-1695.

          7. Balance sheet of the trustee, as of December 31, 1996. (The trustee is not required by the Banking
               Department to publish a report of its condition.)

          8.   Not applicable.

          9.   Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Continental Stock Transfer & Trust Company, a limited purpose trust company organized and existing under the laws of the State of New York, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the ____ day of January, 1999.

                              CONTINENTAL STOCK TRANSFER & TRUST
                              COMPANY

                              By:  /s/

                              EXHIBIT 7

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

CONTINENTIAL STOCK TRANSFER & TRUST COMPANY

BALANCE SHEET
DECEMBER 31, 1997

ASSETS

CURRENT ASSETS:
 Cash                                                     $110,792
 Accounts receivable (net of allowance for doubtful      1,796,271
accounts of $10,000)
 Interest receivable                                       169,530
 U.S. Government securities (Note 2)                       699,951
 Prepaid expenses                                           91,664

               Total current assets                      2,868,208

PROPERTY AND EQUIPMENT - Net (Notes 2 and 3)               409,430
U.S. GOVERNMENT SECURITIES (Note 2)                        498,754
OTHER ASSETS                                                10,183

                                                         3,786,575
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accrued expenses and other liabilities                          $
                                                           190,576
 Exchanges                                                  53,582
 State and local income taxes payable (Note 2)              74,203

         Total current liabilities                         318,361

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDER'S EQUITY:
 Capital stock, $100 par value- authorized and
outstanding, 5,000 shares (no change during year)          500,000
 Additional paid-in capital                               1,000,000
 Undistributed S Corporation earnings (payable to           413,910
stockholders)
 Retained earnings                                        1,554,304

            Total stockholder's equity                    3,468,214

                                                          3,786,575